Exhibit 10.5

ROSA BLANCA CARRIED INTEREST AGREEMENT

THIS CARRIED INTEREST AGREEMENT is made the 21st day of June, 2007 by and between

Gold Oil Plc Sucursal Colombia, a branch of a foreign company dully incorporated in accordance to the laws of the Republic of Colombia, and having its place of business at Carrera 17 No. 93ª - 02 Oficina 310, D.C., Colombia, hereinafter referred to as “Gold”,

And

Osage Exploration and Development Inc., a company organised under the Laws of Delawere and having its place of business at 888 Prospect Street, Suite 210 La Jolla, CA 92937, U.S.A. hereinafter referred to as “Osage”.

WHEREAS

(A)
Empresa Petrolera de Servicios y Asesorías S.A., hereinafter referred to as “Empesa”, and Gold entered into a Letter of Intent dated July 21st, 2006 under which the Parties agreed to cooperate in good faith for the preparation and submission of the Rosablanca Block Proposal for an Exploration and Production Contract to be awarded by the ANH to Gold.

(B)	Gold and Empesa entered into certain Carried Interest Agreement and Joint Operating Agreement dated September 19th, 2007.

(B)	Gold agreed to apply to the ANH for a Licence for the Rosablanca Prospect for the benefit of Gold and Empesa.

(C)	The ANH awarded the Rosablanca Licence to Gold by means of letter ANH-12.002696-2007-S dated May 31st, 2007.

(D)
Osage approached Gold with a view to farm into the Rosablanca Licence and Gold agreed to farmout 50% of the Licence interest to Osage and Osage agreed to farmin to 50% of the Licenced interest acting also as Operator under the existing Joint Operating Agreement, all on terms outlined below.

(E)	The Parties now wish to record the terms of such agreement as set out below.

NOW THEREFORE in consideration of the mutual covenants, agreements and obligations set out below and to be performed the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Unless the context otherwise requires, the following words and phrases shall have the following meanings in this Agreement:

1

“ANH” means the Colombian National Agency of Hydrocarbons, the Colombian government agency with the authority to approve the Rosablanca Block Proposal and award the Licence to Gold, .

"AFE" means an Authority for Expenditures as defined in the JOA.

"ANH Guarantee" means a bank guarantee, an irrevocable letter of credit or other instrument acceptable to ANH securing the obligations of the Participating Interests in respect to the Phase 1 Exploration Programme which is required under the Licence;

"Assignment Approval" means the consent by ANH required under the Licence for the assignment fifty percent (50%) of Gold´s Participating Interest to Osage and assignment of official Operatorship of the Contract to Osage.

“Carried Amount” means an amount in US Dollars to be paid to the Joint Account by Osage on behalf of Gold and Empesa exclusively to cover Gold and Empesa’s share of the costs incurred by Operator in order to satisfy the Phase 1 Exploration Programme including any costs incurred for a period of thirty (30) days from the commencement of any testing operations on the first well to be drilled in the License area. For the avoidance of doubt, the first exploration well to be drilled under the License will be drilled in the prospect marked on Annex “C”, attached hereto. For the purposes of the JOA and any approvals required therein (including the well AFE), it is hereby agreed that the cost of the first exploration well will be whatever is required to meet the Phase 1 Exploration Programme until the exploratory commitment for such phase is declared fulfilled by the ANH.

“Contract or Licence” means the Exploration and Production Contract to be entered between Gold and the ANH covering the Rosablanca project area on or before July 3, 2007, in which Gold is appointed as Contractor Party and Operator of record.
“End of the Carry Period” means thirty (30) days from the commencement of any testing operations on the first well to be drilled in the License area in order to satisfy the Phase 1 Exploration Programme.

"Earned Interest” means 50% Participating Interest.

“Osage’s payment Obligations" has the meaning given thereto in Section 3;

"Guarantee Costs" means all costs and expenses to be incurred by Gold in obtaining and maintaining the ANH Guarantee (included any collateral thereto such as a Certificate of Deposit for 120% of the ANH guarantee value to be pledge to a bank) and to establish and maintain the Trust for Phase 1 Exploration Programme for all the time required under the License.

“Joint Operating Agreement” or “JOA” means the operating agreement entered into by Gold and Empesa dated September 19, 2007 in respect to operations under the Licence.

"Liabilities" means all liabilities and obligations, whether under common law, in equity or under other Applicable Law, under contract or otherwise, whether tortious, contractual, statutory or otherwise, whether absolute or contingent and whether based on fault, strict liability or otherwise.

“Phase 1 Exploration Period” means the term established in letter ANH-12.002696-2007-S dated May 31st, 2007 for fulfilling the exploratory commitment of the Phase 1 Exploration Programme.

“Phase 1 Exploration Programme” means the exploratory commitments acquired towards the ANH for Phase 1 Exploration Period as established in letter ANH-12.002696-2007-S dated May 31st, 2007, which includes a well to be drilled in the License area.

“Operating Costs” means any and all operating costs incurred in operating the facilities, transporting production for sale and managerial and administrative and insurance costs as defined in the JOA.

“Operator” means Osage for purposes of the JOA, being Gold the operator of record under the license until the official date of the Assignment Approval.

“Participating Interest” means an undivided beneficial and legal interest in and to the Licence and to any right, data and joint property thereto which shall be expressed as a percentage of the total interests of all Parties therein. Osage’s interest shall become effective towards the ANH after the Assignment Approval.

“Party” means Osage or Empesa or Gold and “Parties” means two or more of Osage, Empesa and Gold.

"Petroleum Operations" means all exploration, appraisal, development and production operations carried out in respect of the Licence under the Minimum Work Programme.

"Petroleum Substances" means petroleum, natural gas, condensate, natural gas liquids  and all other related hydrocarbons and all other substances produced in association  therewith, including sulphur and its compounds, but only to the extent that rights therein  or thereto are granted under the Licence.

“Royalty” means the royalty due to the Colombian Government which at the time of this Agreement is eight percent (8%) of all gross production obtained from the Licence.

“Rosablanca Block Proposal” means the Rosablanca proposal submitted by Gold to the ANH which was dully accepted under the specific terms and conditions set forth in letter ANH-12.002696-2007-S dated May 31st, 2007.

"Trust" means the administration and payment trust to be constituted and funded by Gold previously to the execution of the Contract.

1.2	In this Agreement a reference to a “Clause”, “Party” or “Schedule” is to a clause of, or a party or schedule to this Agreement.

1.3	Schedules

The following schedules are attached to and made a part of this Agreement:

Schedule "A" - Joint Operating Agreement

Schedule "B" -  Rosablanca ANH Contract (Draft)

Schedule “C” - Prospect area for Phase 1 Work Programme

Schedule “D”- Letter ANH-12.002696-2007-S dated May 31st, 2007

Schedule “E” - Acknowledgement and Confirmation

Schedule “F” - Operations Trust Agreement.

1.3	Interpretation

The insertion of headings into this Agreement within this Agreement are for convenience of reference only and shall not affect the meaning, interpretation or construction of any provision of this Agreement.

Any reference to a monetary amount in this Agreement, including the use of the term "US Dollar" or the symbol "US$", shall mean the lawful currency of the United States of America unless the contrary is specified or provided for elsewhere in this Agreement. Except as otherwise agreed by the Parties, any and all amounts payable by Gold or Osage in US Dollars under this Agreement shall be paid in Colombia in Colombian Pesos at the TRM (Representative Market Rate) exchange applicable to the payment date.

The parties acknowledge, accept and recognize that all the rights and obligations of Osage contained in this Agreement shall be automatically transferred to its branch in Colombia to be constituted by Osage within the twenty (20) days after signature of this Agreement.

Terms and expression that are not specifically defined in this Agreement, but which have generally accepted meanings in the custom and usage of the international oil and gas industry as of the date of this Agreement, shall have such generally accepted meanings when used in this Agreement unless the contrary is specified or provided for elsewhere in this Agreement.

If a derivative of a term or expression that is specifically defined in this Agreement is used in this Agreement, then such derivative shall have a meaning that corresponds to the applicable defined term or expression.

Any reference in this Agreement to another contract, agreement, instrument or other document shall be deemed to refer to such contract, agreement, instrument or other document as it has been amended, modified, replaced or supplemented from time to time up to the applicable time.

If a term or provision contained in the main body of this Agreement conflicts or is inconsistent with a term or provision contained in any Schedule, then the term or provision in the main body of this Agreement shall prevail to the extent of such conflict or inconsistency.

2.	PARTICIPATING INTERESTS AND CARRIED AMOUNT

2.1
Except for what is provided herein regarding the Carried Amount of Osage to Gold, and subject to fulfillment of Osage´s Payment Obligations under this Agreement the Parties shall own all rights, interests and benefits hereunder, under the JOA and under the Licence (in the cases of Osage and Empesa subject to approval by ANH) and all oil and gas produced pursuant thereto and shall assume and discharge all of the liabilities and obligations set forth in the Licence according to the following Participating Interests:

Party	Participating Interest
Osage	50%
Gold	40%
Empesa	10%
TOTAL	100%

3.	OSAGE OBLIGATIONS

3.1	Osage´s Payment Obligations

Osage shall be responsible for performing and discharge the following obligations and make the following payments (collectively, the "Payment Obligations"):

(i)
Within twenty calendar (20) days following the execution of this Agreement, Osage (directly or trough its branch to be established in Colombia) shall pay and reimburse to Gold the exactly amount of Colombian Pesos transferred by Gold to the Trust for fulfilling the funding of the Trust for an amount equal to USD$1,200,000, as required by the ANH. This amount shall be reimbursed in Colombian Pesos by Osage by means of wire transfer to Gold’s designated account in Colombia.

(ii)
Within eight (8) calendar days following the execution of this License, Osage shall provide all the funds indicated by Gold (directly to Gold´s account or to the bank indicated by Gold) as may be necessary for establishing the collateral required by the bank elected by Gold for the establishment of the ANH Guarantee, consisting in approx. USD$144,000.

(iii)
Osage shall, from its own resources and at its own risk, finance and pay all costs incurred in Petroleum Operations towards the completion of Phase 1 Exploration Programme from the date of this Agreement to the extent attributable to the Carried Amount.

Breach by Osage of any of the Payment Obligations contained herein shall constitute a default under this Agreement which will be automatically terminated by written notice of Gold without any reimbursement or indemnification whatsoever in favour of Osage. (In such case all rights und duties pertaining to Osage under this Agreement, the JOA and the Trust funds shall cease to exist)

3.4
Within five (5) days after receiving Gold’s monthly requisition, Osage shall pay in Colombian pesos (to Gold’s account or to the bank or trust entity indicated by Gold) all Guarantee Costs monthly charged to Gold for the establishment and maintenance of the Trust and the ANH Guarantee.

3.5
Osage shall not mortgage, pledge, charge or otherwise encumber the Carried Amount during the term of this Agreement without the prior written consent of Gold which consent shall not be unreasonably withheld or delayed. Any such mortgage, pledge, charge or encumbrance shall be expressly made subject to the terms of this Agreement.

3.6
Notwithstanding any other provision of this Agreement Osage shall not be liable to Gold for any indirect or consequential loss caused by the performance or non-performance of this Agreement irrespective of the negligence and/or breach of duty (statutory or otherwise) of Osage. “Indirect or consequential loss” shall include, but not be limited to loss of profit, loss of use, loss of contract, loss of production, loss of revenue, business interruption or increased cost of working.

4.	GOLD OBLIGATIONS

4.1
Gold shall execute any additional documents which Osage’s counsel deems necessary as evidence of Osage’s interest in the Carried Amount for the term of this Agreement provided that nothing therein shall derogate from the terms of this Agreement.

4.2
Subject to the timely compliment of Osage’s Payment Obligation established in Section 3.1, Gold will put all the funds existing in the Trust at Osage’s entire disposition for paying contractors engaged for developing Phase 1 Exploration Programme, as per Osage’s reasonable instructions acting as Operator.

4.3
Subject to the timely compliment of the Osage’s Payment Obligation, Gold accepts that until the End of the Carry Period Osage will have the unanimous voting rights in the Operating Committee of the JOA acting reasonably and therefore shall maintain the direction of all operation and economic matters for decision under the JOA in relation to the Phase 1 Exploration Programme and to the extent of the End of the Carry Period.

4.3
Gold shall be liable to Osage and shall indemnify and hold harmless Osage, its affiliates, agents, employees and officers for any costs, expenses and Liabilities incurred by Gold incident to claims, demands, or causes of action of every kind and character brought about by or on behalf of any person or entity for damages to or loss of property or the environment, or for injury to, illness, or death of any person or entity, which damage, loss, injury, illness, or death arises out of or is incident to any act or failure to act by Gold in the conduct of or in connection with the performance of the Licence and/or the Joint Operating Agreement before the signature date of this Agreement.

4.4
Provided that (i) Osage has fulfilled with its Payment Obligations and (ii) Osage completes the capacity and the minimum qualification requirements established by ANH for a official assignment of interest under the Contract; at Osage’s discretion Gold shall take the legal steps to obtain the Assignment Approval and shall execute and deliver to Osage all assignments, conveyances and other instruments necessary or advisable in order to evidence the transfer and assignment of the Earned Interest to Osage. Osage shall submit request of the Assignment Approval to the ANH within 124 months after signature of this Agreement.

4.6
Until such time as the transfer and assignment of Osage’s Participating Interest is completed and Osage is recognized as a party to the Licence, Gold shall hold the Osage Participating Interest in trust for the sole benefit of Osage.

5.	TERM

5.1	Except for Gold’s termination based on Osages default in Osage’s Payment Obligations, this Agreement and the Joint Operating Agreement shall remain in full force until the earlier of:

(i) The End of the Carry Period,
(ii) Termination of the JOA in accordance with its terms and conditions, and
(iii) Termination of the Licence in accordance with its terms, and

5.2	All rights and obligations accrued to the Parties prior to termination of this Agreement shall survive the termination of this Agreement.

6.	REPRESENTATIONS AND WARRANTIES

6.1	OSAGE’S Representations and Warranties

Osage represents, warrants and covenants to and in favor of Gold that, as of the date of this Agreement (unless another date is specified):

(i)
Due Formation: It is a company duly incorporated, organized and subsisting under the laws of the Republic of Delaware and will establish a branch in Colombia withion twenty (20) days after signature of this Agreement.

(ii)	Power and Capacity: It has the power and capacity to enter into and deliver this Agreement and perform its obligations under this Agreement;

(iii)
Due Authorization and No Violations: The execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Osage and do not and will not violate or conflict with any the corporative documents of Osage;

(iv)
Required Approvals: To Osage's knowledge there are no approvals required to be obtained by Osage in respect of the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement other than the Assignment Approval.

6.2	GOLD's Representations and Warranties

Gold represents, warrants and covenants to and in favor of Osage that, as of the date of this Agreement (unless another date is specified):

(i)	Due Formation: Gold is a branch duly incorporated, organized and subsisting under the laws of the Republic of Colombia;

(ii)	Power and Capacity: It has the power and capacity to enter into and deliver this Agreement and perform its obligations under this Agreement;

(iii)
Due Authorization and No Violations: The execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Gold and does not and will not violate or conflict with any the corporative documents of Gold;

(iv)
Required Approvals: There are no other approvals required to be obtained by it in respect of the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement other than the Assignment Approval. Empesa’s approval was also dully obtained; and

(v)
No Finder's Fees: Gold has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of the transactions contemplated by this Agreement for which Osage’s shall have any obligation or liability.

6.3	GOLD's Representations and Warranties Re: Rosablanca Licence

Gold represents, warrants and covenants to and in favour of Osage that, as of the date of this Agreement (i) all information in Gold’s possession or control related to the Licence and the Rosablanca Block Proposal, has been made available for review and copy by Osage its representatives, and, to Gold’s knowledge, all such information is true and correct and is not misleading, and (ii) the Rosablanca Block Proposal resulted from its own spontaneous evaluation of the public available information of the block (or made available by Empesa) and that no exclusivity or confidentiality has been breached by Gold thereto.

7.	GOVERNING LAW

7.1	This Agreement shall in all respects be subject to and be interpreted and construed in accordance with the laws of the Republic Colombia..

7.2
The Parties hereto expressly waive the requirement of a court declaration that either one is in default when it has failed to perform its obligations hereunder. Therefore, each Party hereto hereby expressly accepts that another Party hereto may exercise its rights simply by a written notice forwarded in the event of a default hereunder.

8.	ARBITRATION

All disputes between the Parties arising under or in connection with this Agreement, including interpretation of any technical or financial issues, any purported breach of, the validity or enforceability of, or the performance or non-performance of any obligation under, this Agreement, shall be resolved by final and binding arbitration in Bogotá D.C., Colombia in accordance to the rules of the arbitration and conciliation Center of the Chamber of Commerce of Bogotá, Colombia. The Arbitration Tribunal shall be integrated by three lawyers designated by mutual agreement between the Parties. At least one of the arbitrators shall have an experience on oil and gas matters for more than ten years in the Republic of Colombia. Their judgement shall be rendered in law.

9.	ASSIGNMENT

Each Party acknowledges, accepts and recognizes that all the rights and obligations contained in this Agreement may be partially or completely assigned or transferred to a company elected by them with the prior written consent of the other Parties, which consent not to be unreasonably withheld or delayed. No Party shall unreasonably refuse to consent to such assignment provided always that such incoming assignee has sufficient financial strength to meet its current and future obligations under this Agreement and the JOA.

10.1	GENERAL

10.1
Unless specified otherwise, if there is any conflict or inconsistency between the terms of  the Licence, this Agreement, the JOA or any of them, then the terms of the agreement  having the higher priority shall govern (but, in each case of conflict or inconsistency,  only to the extent of the conflict or inconsistency). The order of priority of these of  agreements (from highest to lowest priority) is as follows:

(i)	the Licence;

(ii)	this Agreement; and

(iii)	the Joint Operating Agreement;

10.2
No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

10.3
This Agreement states the entire agreement between the Parties concerning the transactions contemplated in this Agreement and supersedes all previous agreements in that regard. The arrangements between the Parties are not intended to constitute a legal partnership between them and are not intended to infringe any of the provisions under the Licence.

10.4
This Agreement may be executed in any number of counterparts, each of which will be deemed an original but which together shall constitute one agreement, with the same effect as if the signatures on the counterparts were upon a single engrossment of this Agreement.

10.5	No Press Releases or public announcement regarding the execution of this Agreement shall be done by Osage until completion of Osage’s Payment Obligations under this Agreement.

10.6	Notices under this Agreement shall be given to the following addresses:

Gold
Atn: Gary Moore
Email: jgmooreassoc@btinternet.com
c.c. ttidow@goldoilplc.com
cc: ddacosta@bydlegal.com
Atn: Dominic Dacosta O.
Carrera 17 No. 93ª - 02 oficina 310, D.C., Colombia

Osage
Atn: Kim Bradford
c.c. Greg Franklin
Email: bradford@dcmlp.cpom / glfgeologist@sbcglobal.net
888 Prospect Street, Suite 210 La Jolla, CA 92037, U.S.A.
Tel (858) 729-0222 - Fax (858) 729-6464

11.	OPERATOR

11.1
Gold shall be the operator of record of the Licence until such time as Osage is capable of and is in fact qualified by the ANH as being qualified as Operator of record for the Licence and the JOA. The generality of day to day relationships rules within Gold as operator of record of the Contract and Osage as Operator under the JOA is contained in the Operations Trust Agreement attached hereto as Schedule F.

11.2
Prior to the Assignment Approval Gold shall act as operator towards the government in name only with Osage performing the duties of operator under the JOA. Gold shall follow all reasonable instructions given to it with regard to any function being required to be performed by Gold as operator of record as set forth in the Operations Trust Agreement attached hereto. PROVIDED ALWAYS that such instructions given by Osage are in accordance with the Operating Committee formed under the JOA. For the avoidance of doubt GOLD will be under no obligation to follow instructions given by Osage if such instructions will result or likely to result in any interest in Rosablanca Licence being diluted or another Operator in place of Osage being proposed or surrender of the Licence, or amendment to the JOA that will or likely to lower the value of Gold’S interest in the Rosablanca Licence.

11.4
Osage shall start all field activities necessary to fulfil the Phase 1 Exploration Programme within one (1) month following the signature of this Agreement, provided that the lack of activity of Osage towards the execution of the Phase 1 Exploration Programme in accordance to accepted oil & gas practices will result in loss of Osage’s capacity for giving operation instructions to Gold.

11.5
In case Gold elects to withdraw to the Contract as per Article 13 of the JOA, and the Assignment Approval is not obtained yet, Gold will continue acting as operator of record for a maximum term of six (6) months after its withdrawal notice, provided that immediately after Gold’s withdraws Osage shall submit official request of Assignment Approval to the ANH (in its favour or in favour of Osage’s designated company). Nothing contained herein shall prevent Gold’s using its withdrawal rights under the JOA and the License.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first written above.

OSAGE EXPLORATION AND DEVELOPMENT INC

By:       ________________________________

Name:  Kim Bradford

Title:     ________________________________

Approved by:

By:         _______________________________

Name:    _______________________________

Title:      Director

By:              ________________________________

Name:         ________________________________

Title:           Director

GOLD OIL PLC SUCURSAL COLOMBIA

By:         ________________________________

Name:    ________________________________

Title:      ________________________________

Approved by: GOLD OIL PLC

By:         ________________________________

Name:    Gary Moore

Title:      Managing Director

SCHEDULE “A”

TO CARRIED INTEREST AGREEMENT DATED JUNE 21, 2007 BETWEEN OSAGE EXPLORATION AND DEVELOPMENT INC AND GOLD OIL PLC SUCURSAL COLOMBIA

“JOINT OPERATING AGREEMENT”

SCHEDULE “B”

TO CARRIED INTEREST AGREEMENT DATED JUNE 21, 2007 BETWEEN OSAGE EXPLORATION AND DEVELOPMENT INC AND GOLD OIL PLC SUCURSAL COLOMBIA

“ROSABLANCA ANH CONTRACT (DRAFT)”

SCHEDULE “D”

TO CARRIED INTEREST AGREEMENT DATED JUNE 21, 2007 BETWEEN OSAGE EXPLORATION AND DEVELOPMENT INC AND GOLD OIL PLC SUCURSAL COLOMBIA

“Letter ANH-12.002696-2007-S dated May 31st, 2007”

SCHEDULE “E”

TO CARRIED INTEREST AGREEMENT DATED JUNE 21, 2007 BETWEEN OSAGE EXPLORATION AND DEVELOPMENT INC AND GOLD OIL PLC SUCURSAL COLOMBIA

“ACKNOWLEDGEMENT AND CONFIRMATION”

This acknowledgment and confirmation is dated as of the 21st day of June, 2007,

BETWEEN:

Gold Oil Plc Sucursal Colombia, hereinafter referred to as “Gold”,

Empresa Petrolera de Servicios y Asesorías S.A., hereinafter referred to as “Empesa”, and

Osage Exploration and Development Inc., hereinafter referred to as “Osage”.

WHEREAS Gold and Empesa entered into a Letter of Intent dated July 21st, 2006 under which the Parties agreed to cooperate in good faith for the preparation and submission of the Rosablanca Block Proposal for an Exploration and Production Contract to be awarded by the ANH to Gold. Gold agreed to apply to the ANH for a Licence for the Rosablanca Prospect for the benefit of Gold and Empesa.

WHEREAS Gold and Empesa entered into certain Carried Interest Agreement and Joint Operating Agreement dated September 19th, 2007.

WHEREAS the ANH awarded the Rosablanca Licence to Gold by means of letter ANH-12.002696-2007-S dated May 31st, 2007.

WHEREAS Gold and Osage entered into a Carried Interest Agreement dated June 21st,, 2007 whereby Gold agreed to farmout 50% of the Licence interest to Osage and Osage agreed to farmin to 50% of the License interest acting also as Operator under the existing Joint Operating Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Gold, Empesa and Osage, pursuant to the terms hereof, acknowledge and consent to Osage becoming holder of 50% participating interest in the Rosablanca Contract (under the terms of the Carried Interest Agreement among Gold and Osage) and under the JOA, and Osage becoming Operator under the existing JOA, as follows:

“Effective from the date of signature of this document, Osage accepts to adheres and being legally bounded to all the dispositions of the JOA, assuming all rights, duties and liabilities of a signing party of the JOA having a 50% participating interest under Article 3.2 of the JOA. Likewise effective from the date of signature of this document, Osage shall be recognized as Operator and accepts to adhere and being legally bounded to all the dispositions of the JOA pertaining to the rights, duties and liabilities of Operator under the precise terms and conditions contained in the JOA.”

In evidence of full acceptance by Gold, Empesa and Osage, this document is subscribed by the parties in the city of Bogotá, D. C., to the 21st day of June 2007.

OSAGE EXPLORATION AND DEVELOPMENT INC
By:        ______________________________
Name:   ______________________________
Title:     ______________________________

GOLD OIL PLC SUCURSAL COLOMBIA

By:        ______________________________
Name:   ______________________________
Title:     ______________________________

SCHEDULE “F”

TO CARRIED INTEREST AGREEMENT DATED JUNE 21, 2007 BETWEEN OSAGE EXPLORATION AND DEVELOPMENT INC AND GOLD OIL PLC SUCURSAL COLOMBIA

“OPERATIONS TRUST AGREEMENT”

THIS AGREEMENT made as of the 21st day of June, 2007.

BETWEEN:

Gold Oil Plc Sucursal Colombia (hereinafter referred to as “Trustee”)

- and -

Osage Exploration and Development Inc., (hereinafter referred to as (“Beneficiary”)

WHEREAS:

A.	Beneficiary has acquired from Trustee the Beneficial Interests as established in the Carried Interest Agreement;

B.	The Beneficial Interests consist of, amongst other items, a 50% right, title, estate and interest in and to the Rosablanca Contract;

C.	Transfer of registerable title to the Beneficial Interest is subject to obtaining the Assignment Approval; and

D.	Trustee shall hold and administer the Beneficial Interests in trust for Beneficiary until the Assignment Approval is obtained.

NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the Parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

Capitalized terms used herein and not defined shall have the meanings ascribed thereto in Carried Interst Agreement. In this Agreement, including the recitals, unless the context otherwise requires:

(a)	“Agreement” means this agreement and the Schedules attached hereto;

(b)	“ANH” means Agencia Nacional de Hidrocarburos;

(c)	“Approval Date” means the date upon which Assignment Approval is obtained;

(d)	“Beneficial Interests” means 50% of the entire right, title, estate and interest of Beneficiary in and to the License;

(e)
“Designated Representative” means the contact person so designated by Beneficiary for representing the Trustee towards ANH, any Government authority and third Parties in connection to the Contract and the Material Agreements;

(f)
“Losses and Liabilities” means all direct or indirect obligations, liabilities, losses, costs, damages, expenses, penalties, fines, claims, demands, actions or damages of any kind or nature whatsoever (including, without limitation, court costs, legal costs on a solicitor and his own client basis and accounting and other professional expenses);

(g)	“Party” means Trustee or Beneficiary;

(h)
“Person” means any individual or entity, including any partnership, body corporate, trust, unincorporated organization, union, government and any department or agency thereof and any heir, executor, administrator or other legal representative on an individual;

1.2	References and Headings

The references “hereunder”, “herein” and “hereof” refer to the provisions of this Agreement, and references to Articles and Sections herein refer to articles or sections of this Agreement. The headings of the Articles, Sections, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.

1.3	Singular/Plural; Derivatives

Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires. Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

1.4	Statutory References

Any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and enforced from time to time, and to any statute or regulation that may be passed which has the effect of supplementing the statute so referred to or the regulations made pursuant thereto.

1.5	Business Day

Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken or the next Business Day following.

1.6	Monetary Sums

All references herein to dollar amounts or sums of money are to lawful funds of the United States of America.

1.7	Capitalized Terms

Any capitalized terms contained herein and not herein defined shall have the meaning ascribed thereto in the Purchase and Sale Agreement.

ARTICLE 2
TRUST DECLARATION

2.1	Acknowledgement of Trust

Subject to and in accordance with the provisions of this Agreement, Trustee acknowledges and declares that shall hold and possess legal title to the Beneficial Interests in trust for and on behalf of Beneficiary for the sole use, enjoyment and benefit of Beneficiary, and Trustee further acknowledges that all proceeds, benefits and advantages accruing in respect of the Beneficial Interests shall, if and when received by Trustee if any, be received and held by Trustee in trust for and on behalf of Beneficiary.

As part of its commitments under this Agreement, Trustee accepts to sign and deliver on behalf of Beneficiary any and all letter, communication, offer, contracts (including any Petroleum Substances sale contract with Ecopetrol S.A. or any other purchaser elected by Beneficiary) and in general, any document reasonable required by Beneficiary for exercising any of its rights, for all the time necessary until obtaining the Assignment Approval.

2.2	Forwarding of Benefits

If Trustee receives direct benefits from the Contract for any reason whatsoever (including any proceeds of mandate agreements and sale of Petroleum Substances received under a Petroleum Substances Contract signed under instructions of Beneficiary) Trustee shall deliver to Beneficiary, on a weekly basis, all revenues, proceeds and other benefits received by Trustee, if any, respecting the Beneficial Interests, together with all relevant statements and information as may be required by Beneficiary.

2.3	Forwarding of letters and notices

Trustee shall have twenty four (24) hours to provide to Beneficiary original letters, claims, requests and documentation received by Trustee from ANH and any Government Authority and any third party related with the Contract and the Beneficial Interests, including (notices, mail ballots, specific information, communications, invoices, billings, correspondence and other documents), and will only respond to such letters, notices, mail ballots, information and other documents pursuant to the written direction of Beneficiary.

2.4	Responding to Government and Third Parties

Trustee shall deliver to Government authorities and Third Parties all such agreements, letters, notices and other documents as Beneficiary may direct, provided Beneficiary shall promptly respond to any Government requirement or shall provide any information or letter required under the License in a timely manner.

2.5	Designated Representative

(a)
Trustee shall provide Beneficiary in a timely manner with copies of all correspondence received by Trustee related to operations or to the Beneficial Interest or the Designated Representative, as the case may be, as per Section 2.3.

2.6	Consent of Beneficiary

Trustee shall not without the prior written consent of Beneficiary;

(a)	make any commitment or propose, initiate or authorize any expenditure with respect to the Beneficial Interest;

(b)	sell, transfer, surrender, abandon, dispose of, mortgage, pledge or otherwise encumber the Beneficial Interest;

(c)	amend or terminate any agreement or document to which the Beneficial Interests are subject, or enter into any new agreement or commitment relating to the Beneficial Interests; or

ARTICLE 3
ASSIGNMENTS

3.1	Assignments

(a)	No party shall assign its interest in this Agreement without the prior written consent of the other Party.

ARTICLE 4
RECORDS AND AUDITS

4.1	Records

Trustee shall provide Beneficiary and the Designated Representative with access, during normal business hours, to all information, data, notices, records, books and accounts in Trustee's custody or control, or to which Trustee has access, respecting the Beneficial Interest.

4.2	Audits

Beneficiary may inspect or have inspected the records, books and accounts of Trustee concerning the Beneficial Interest at all reasonable times and may have the same audited once in each calendar year, at its own cost. Any claims of discrepancies disclosed by such audit shall be made in writing to Trustee within six (6) months of completion of the audit. A Trustee shall respond to Beneficiary in writing to all claims of discrepancies within six (6) months of receipt of such claims. If a Trustee disagrees with such claim or discrepancy and such matter cannot be settled, then the matter shall be settled in accordance as established in this Agreement.

4.3	Confidentiality

Beneficiary shall keep all information provided to it pursuant to this Agreement including, without limitation, information made available to it in connection with the audits, examinations and inspections conducted by it pursuant to the foregoing provisions of this Article, strictly confidential, except for information which is required by Applicable Law to be disclosed or becomes publicly available through no act or omission of Beneficiary or which becomes available to Beneficiary from a source other than a Trustee, without confidentiality restrictions.

ARTICLE 5
ADDRESSES, AND NOTICES

5.1	Addresses

The addresses for service and the fax numbers of the Parties hereto shall be those set forth in the Carried Interest Agreement:

5.2	Giving and Deemed Receipt of Notices

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)	by personal service on a Party hereto at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b)
by facsimile transmission to a Party hereto to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when actually received by it, if received within normal business hours on any Business Day or at the beginning of the next Business Day following transmission if that notice is not received during normal business hours; or

(c)
except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party hereto at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the fifth day following the date of mailing (the date of mailing being the day immediately prior to the postmarked date of the envelope containing the notice, communication or statement or if the subject envelope has been lost or destroyed, the date of such notice, communication or statement or if undated the date of the transmittal letter accompanying the same).

5.3	Change of Address

A Party hereto may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party hereto.

ARTICLE 6
TERM

6.1	Term

(a)	This Agreement shall remain in full force and effect from the date of this Agreement until the Assignment Approval.

(b)
Notwithstanding the termination of this Agreement, the provisions respecting liability and indemnification, audit rights, the settlement of accounts and the remedies in respect thereof, shall remain in full force and effect to the extent of any liabilities which may have accrued prior to the termination of this Agreement.

ARTICLE 7- LIABILITY AND INDEMNIFICATION

7.1	Trustee Liability

Trustee shall:

(a)	be liable to Beneficiary for all Losses and Liabilities Beneficiary sustains, pays or incurs; and

(b)
indemnify and save Beneficiary harmless against all Losses and Liabilities whatsoever that may be brought against or suffered by Beneficiary, its directors, officers, agents and employees or that Beneficiary, its directors, officers, agents and employees sustain, pay or incur;

as a result of a breach by Trustee of an express term or obligation of this Agreement or the negligence of Trustee in the performance or non-performance of this Agreement.

7.2	Beneficiary Liability

Beneficiary shall:

(a)	be liable to Trustee for all Losses and Liabilities Trustee sustain, pay or incur; and

(b)
indemnify and save Trustee harmless against all Losses and Liabilities brought against or suffered by Trustee, its directors, officers, agents and employees or that Trustee, its directors, officers, agents and employees sustain, pay or incur;

as a result of a breach by Beneficiary of an express term of this Agreement or the negligence of Beneficiary in the performance or non-performance of this Agreement.

ARTICLE 8
MISCELLANEOUS

8.1	Further Assurances

Each Party hereto will, from time to time and at all times hereafter upon request, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

8.2	Enurement

This Agreement shall be binding upon and shall enure to the benefit of each of the Parties hereto and their respective administrators, trustees, receivers, successors and permitted assigns.

8.3	Waivers in Writing

No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

8.4	Remedies Generally

No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law or in equity or by statute or otherwise conferred.

8.5	Time of Essence

Time is of the essence of this Agreement.

8.6	Invalidity of Provisions

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining, provisions contained herein shall not in any way be affected or impaired thereby.

8.7	Entire Agreement

This Agreement supersedes all other agreements, documents, writings and verbal understanding among the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties, in their own capacity with respect to the subject matter hereof.

8.8	Amendments

No amendment, alteration or variation of this Agreement or any of its terms or conditions shall be binding upon the Parties unless made in writing and signed by the duly authorized representatives of each of the Parties.

8.9	Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first written above.

OSAGE EXPLORATION AND DEVELOPMENT INC

By:       _________________________________

Name:  Kim Bradford

Title:    _________________________________

Approved by:

By:      _________________________________

Name: _________________________________

Title:   Director

By:      _________________________________

Name: _________________________________

Title:   Director

GOLD OIL PLC SUCURSAL COLOMBIA

By:       _________________________________

Name:  _________________________________

Title:    _________________________________

Approved by: GOLD OIL PLC

By:         _________________________________

Name:    Gary Moore

Title:      Managing Director